UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2017
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements for Douglas A. Pertz, Chief Executive Officer

On February 17, 2017, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) approved an adjustment to Mr. Pertz’s long-term incentive opportunity. For the 2017-2019 performance period, the Committee approved a long-term incentive opportunity of $4,453,125, which represents an increase of $703,125 from Mr. Pertz’s 2016 annualized long-term incentive opportunity and is made up entirely of performance-based equity awards. In setting the 2017-2019 long-term incentive opportunity the Committee considered relevant market data as well as the Company’s recent success following Mr. Pertz’s appointment as Chief Executive Officer and Mr. Pertz’s potential future contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 22, 2017	By:	/s/McAlister C. Marshall
McAlister C. Marshall Senior Vice President, General Counsel and Chief Administrative Officer

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